INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-105630 of Partners Balanced Trust on Form N-2 of our report dated February 18, 2004 for Partners Balanced Trust (the “Trust”) for the period ended December 31, 2003 included in the Annual Report to Shareholders of the Trust and to the references to us under the headings “Financial Highlights” in the Prospectus and “Experts” in the Statement of Additional Information, both of which are part of such Registration Statement.

/S/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 28, 2004